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                                                                 Exhibit 4(b)(i)

                         ACCIDENTAL DEATH BENEFIT RIDER

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RIDER SECTION 1. GENERAL INFORMATION

1.1  WHAT IS OUR AGREEMENT       Our agreement with you includes this rider and its
     WITH YOU?                   application, as a part of the policy to which it is
                                 attached. The provisions of the policy apply to this
                                 rider unless they conflict with the rider. If there is a
                                 conflict, the rider provision will apply. The issue date
                                 for this rider is shown on the accidental death benefit
                                 annual cost of insurance rate table.

                                 We promise to provide the proceeds described in this
                                 rider as long as the policy and this rider are in force
                                 and all the terms and conditions of this rider are met.

1.2  WHAT IS THE BENEFIT         This rider provides accidental death benefit insurance on
     PROVIDED BY THIS RIDER?     the life of the person named as insured under this
                                 policy.

1.3  CAN THIS RIDER BE           We relied on statements made in the application when we
     CONTESTED?                  issued this rider. In the absence of fraud, we will
                                 accept the statements made in the application or
                                 reinstatement application to be representations and not
                                 warranties. Statements made in the application or
                                 reinstatement application will not be used to contest
                                 this rider or challenge a claim under this rider unless
                                 that statement is material.

                                 A statement is material if, based on correct and complete
                                 information, we would have:

                                 a.)  denied coverage;

                                 b.)  issued the rider at a higher cost of insurance rate;
                                      or

                                 c.)  issued the rider on some other basis than applied
                                      for.

                                 If this rider is void as a result of a contest, the cost
                                 you paid for this rider will be refunded to you.

1.4  WHEN DOES THIS RIDER        This rider is incontestable after it has been in force
     BECOME INCONTESTABLE?       during the insured's lifetime for two years from its
                                 issue date. If this rider is reinstated, it is
                                 incontestable after it has been in force during the
                                 insured's lifetime for two years from the date of its
                                 reinstatement. If reinstatement occurs, it may be
                                 contested on the basis of statements made in the
                                 reinstatement application.

1.5  WHEN WILL THIS RIDER        This rider will terminate on the earliest of:
     TERMINATE?

                                 a.)  the death of the insured;

                                 b.)  the lapse or termination of the policy;

                                 c.)  the policy anniversary at the insured's age 70; or

                                 d.)  the date you choose to end this rider. You may end it by written request.
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RIDER SECTION 2. RIDER INSURANCE CHARGES

2.1  WHAT IS THE COST OF THIS    The cost of this rider is paid as part of the insurance
     RIDER?                      charges for the policy to which it is attached. The cost
                                 for this rider is payable until the rider terminates. The
                                 cost of insurance rates are shown on the accidental death
                                 benefit annual cost of insurance rate table.

RIDER SECTION 3. RIDER SPECIFIED AMOUNT

3.1  WHAT IS THE SPECIFIED       The rider specified amount is shown on the policy data
     ACCIDENTAL DEATH BENEFIT    page and on the accidental death benefit annual cost of
     AMOUNT PROVIDED BY THIS     insurance rate table.
     RIDER?

RIDER SECTION 4. RIDER ACCIDENTAL DEATH PROCEEDS

4.1  WHEN ARE RIDER ACCIDENTAL   Rider accidental death proceeds are payable while this
     DEATH PROCEEDS PAYABLE?     rider is in force in the event of the insured's
                                 accidental death due to injury. We will pay the rider
                                 specified amount in addition to the death proceeds of the
                                 policy if:

                                 a.)  the insured's death:

                                      1.)  is a direct result of accidental bodily injury,
                                           independent of all other causes; and

                                      2.)  occurs within 90 days of the injury;

                                 b.)  both injury and death occur:

                                      1.)  on or after the insured reaches the age of four
                                           weeks;

                                      2.)  before the policy anniversary at the insured's
                                           age 70; and

                                      3.)  while the policy and rider are in force; and

                                 c.)  we receive satisfactory proof of the insured's death
                                      due to accidental bodily injury.

4.2  WHAT IS THE AMOUNT OF       The rider accidental death proceeds will be the sum of
     ACCIDENTAL DEATH BENEFIT    the following amounts:
     INSURANCE PROVIDED BY
     THIS RIDER?                 a.)  the rider specified amount; plus

                                 b.)  the rider cost paid beyond the month in which death
                                      by accidental injury occurs; minus

                                 c.)  any rider cost due.

                                 If the insured dies before reaching the age of one year,
                                 the accidental death proceeds will be one-half of the
                                 rider specified amount.

                                 If the death of the insured occurs during a grace period,
                                 the insurance charges for the policy will be deducted
                                 from the rider accidental death proceeds.

4.3  HOW WILL THE RIDER          The rider accidental death proceeds will be payable to
     ACCIDENTAL DEATH            the beneficiary, as stated in the application for this
     PROCEEDS BE PAID?           rider, when we receive proof satisfactory to us that the
                                 insured died while this rider was in force as a
                                 result of accidental bodily injury. If no
                                 beneficiary is named, the proceeds will be paid
                                 to the insured's spouse, if living, otherwise
                                 to the insured's estate. Rider death proceeds
                                 will be paid according to the provisions of the
                                 policy.
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RIDER SECTION 5. LIMITATIONS

5.1  ARE THERE ANY LIMITATIONS   Accidental death benefit rider proceeds will not be
     TO THIS RIDER BENEFIT?      payable if the insured dies as a result of any of the
                                 following causes:

                                 a.)  death by suicide, whether sane or insane;

                                 b.)  death by intentionally self-inflicted injuries;

                                 c.)  death by injuries sustained while committing an
                                      assault or felony;

                                 d.)  death by injuries sustained while participating in a
                                      riot or revolt;

                                 e.)  death by injuries sustained while in military
                                      service during a time of declared or undeclared war,
                                      and while outside of the United States, the District
                                      of Columbia, or the Dominion of Canada;

                                 f.)  death by injuries caused by an act of declared or
                                      undeclared war;

                                 g.)  death by injuries sustained while traveling in or
                                      descending from any kind of aircraft if the insured
                                      is:

                                      1.)  a pilot, student pilot, flight instructor,
                                           member of the crew, or has other duties related
                                           to the flight of the aircraft;

                                      2.)  participating in flight training; or sky diving
                                           from any kind of aircraft; or

                                      3.)  aboard an aircraft which is being used
                                           primarily for training, instruction, testing,
                                           or experimental purposes.
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CUNA Mutual Insurance Society
A Mutual Insurance Company


/s/ Jeff Post
-------------------------------------
President

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                         ACCIDENTAL DEATH BENEFIT RIDER

INSURED: John Doe                   RATING: Standard Tobacco

ISSUE DATE: January 15, 2000        ISSUE AGE: 35

EXPIRATION DATE: January 15, 2035   GENDER: Male

SPECIFIED AMOUNT: $50,000           COST OF INSURANCE RATES: Male

The rates shown are annual rates per $1,000 of accidental death benefit. Monthly rates are one-twelfth of the annual rates.

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
AGE   RATE
---   ----
  0    .59
  1    .59
  2    .57
  3    .55
  4    .53
  5    .51
  6    .49
  7    .47
  8    .46
  9    .46
 10    .46
 11    .48
 12    .49
 13    .54
 14    .64
 15    .77
 16    .83
 17    .88
 18    .92
 19    .94
 20    .95
 21    .96
 22    .94
 23    .89
 24    .84
 25    .79
 26    .75
 27    .71
 28    .68
 29    .68
 30    .67
 31    .67
 32    .67
 33    .68
 34    .68

AGE   RATE
---   ----
 35    .69
 36    .70
 37    .71
 38    .72
 39    .73
 40    .74
 41    .75
 42    .77
 43    .79
 44    .81
 45    .83
 46    .85
 47    .87
 48    .88
 49    .90
 50    .91
 51    .92
 52    .94
 53    .96
 54    .99
 55   1.02
 56   1.06
 57   1.10
 58   1.14
 59   1.18
 60   1.22
 61   1.28
 62   1.33
 63   1.40
 64   1.47
 65   1.54
 66   1.61
 67   1.69
 68   1.77
 69   1.86
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